Exhibit 99.1

FOR IMMEDIATE RELEASE

LG Chem to Acquire AVEO Oncology for $15.00 Per Share in Cash

•

Acquisition Provides LG Chem’s Life Sciences Division a Commercial Footprint in the U.S., Diversifies its Pipeline with a Broad Range of Oncology Therapies and Accelerates LG Chem’s Efforts to Deliver Continued Growth

•	AVEO Will Have Enhanced Ability to Deliver on its Mission to Improve the Lives of Patients with Cancer

•	AVEO to Establish and Operate as the U.S. Commercial Foundation for LG Chem Life Sciences’ Oncology Segment

•	Transaction Price Represents a 43% Premium to AVEO’s Closing Price on October 17, 2022

SEOUL, South Korea & CAMBRIDGE, Mass. & BOSTON – October 18, 2022 – LG Chem, Ltd. (“LG Chem”) (KOSPI: 051910) and AVEO Oncology (“AVEO”) (Nasdaq: AVEO), a commercial stage, oncology-focused biopharmaceutical company committed to delivering medicines that provide a better life for patients with cancer, announced today that they have entered into a definitive agreement under which LG Chem will acquire AVEO for $15.00 per share in an all-cash transaction with an implied equity value of $566 million on a fully diluted basis.

The combination of LG Chem’s Life Sciences division and AVEO is expected to create a global oncology organization with a robust portfolio of innovative products supported by full capabilities from discovery to clinical, biologics manufacturing and U.S. commercialization, at a scale capable of broadly delivering on its mission to improve the lives of patients with cancer. Bringing together AVEO and LG Chem is expected to extend LG Chem Life Sciences’ commercial footprint to the U.S., diversify its pipeline with a broad range of oncology therapies and accelerate LG Chem’s efforts to deliver continued growth through the development and commercialization of world-class cancer therapies.

Through this transaction, AVEO will immediately establish LG Chem’s commercial presence in oncology through AVEO’s lead product, FOTIVDA® (tivozanib), which received U.S. Food and Drug Administration (FDA) approval in March 2021 for the treatment of adult patients with relapsed or refractory advanced renal cell carcinoma (RCC) following two or more prior systemic therapies. In addition, the combined company will have significantly greater resources to develop and commercialize both companies’ robust clinical pipelines of innovative oncology medicines.

Upon completion of the transaction, AVEO will establish and operate as the U.S. commercial foundation for LG Chem Life Sciences’ oncology segment. Through this transaction, the combined company will expand its high-value and sustainable pipelines in oncology and bring cancer therapies to patients in need.

“With its track record of clinical success, deep pipeline of innovative therapies and continued growth trajectory following the successful commercialization of FOTIVDA®, AVEO is the perfect partner for LG Chem Life Sciences,” said Shin Hak-Cheol, Chief Executive Officer of LG Chem. “This transaction represents the next step in our portfolio transformation towards higher growth markets and provides a strong commercial foundation in oncology as we continue to develop our anti-cancer offerings. We remain focused on prudently investing in our R&D capabilities, continuing to build a leading portfolio of therapies and transforming lives through inspiring science and leading innovation. With our shared values of collaboration, agility and passion, we are excited to welcome AVEO and its talented employees to LG Chem as we continue to advance our sustainable goal of becoming one of the top global pharmaceutical companies.”

“We are thrilled to announce this transaction, which delivers a compelling all-cash premium to our shareholders, while positioning AVEO to accelerate our strong momentum to the benefit of the oncology patients we serve,” said Michael Bailey, President and Chief Executive Officer of AVEO. “By joining forces with LG Chem, AVEO expects to have significant financial and development resources to help AVEO fully realize the tremendous potential of our promising pipeline. LG Chem shares AVEO’s deep commitment to patients and vision of developing innovative therapies designed to provide substantial impact in the lives of cancer patients with clear unmet medical needs. This transaction is a testament to the extraordinary efforts of our employees, who will play an integral role in the success of the combined company. We look forward to entering our next chapter of growth with the support of LG Chem.”

“This transaction represents the culmination of a thorough review of opportunities by the Board to maximize shareholder value and delivers compelling value to AVEO shareholders,” said Kenneth Bate, AVEO’s Chairman of the Board. “We are confident that with the support and resources of LG Chem, AVEO will continue advancing its mission of passionately pursuing a better life for patients with cancer.”

LG Chem is actively advancing multiple clinical and pre-clinical stage anti-cancer therapies. LG Chem will be able to harness the full potential in oncology through this transaction and become a global, fully integrated – from R&D to commercial stage – pharmaceutical company.

Transaction Terms and Closing

The transaction price represents a 43% premium to AVEO’s closing share price on October 17, 2022, as well as a 71% premium to its 30 trading day volume-weighted average price. The transaction, which was unanimously approved by both companies’ Boards of Directors, is expected to close in early 2023, subject to customary closing conditions, including approval by AVEO shareholders and receipt of regulatory approvals. The transaction is not subject to any financing condition. LG Chem expects to finance the transaction with existing and available cash resources. Upon completion of the transaction, AVEO’s shares will no longer trade on the Nasdaq.

The combined company will be headquartered in Seoul, South Korea, and LG Chem also expects to maintain a significant presence in Boston and Cambridge, Massachusetts, the location of the LG Chem Life Sciences Innovation Center.

AVEO Third Quarter 2022 Financial Results

AVEO expects to report third quarter 2022 financial results on Monday, November 7, 2022. Given the transaction announced today, AVEO will not conduct an earnings conference call or provide financial guidance in conjunction with its third quarter 2022 earnings release.

Advisors

BofA Securities is serving as exclusive financial advisor to LG Chem, and Latham & Watkins LLP is serving as LG Chem’s legal counsel. Moelis & Company LLC is serving as exclusive financial advisor to AVEO, and WilmerHale LLP is serving as AVEO’s legal counsel.

About LG Chem

LG Chem is a leading global chemical company with a diversified business portfolio in the key areas of petrochemicals, advanced materials, and life sciences. The company manufactures a wide range of products from high-value added petrochemicals to renewable plastics, specializing in cutting-edge electronic and battery materials, as well as drugs and vaccines to deliver differentiated solutions for its customers. LG Chem Life Sciences, engaged in development, manufacturing and global commercialization of pharmaceutical products, seeks to expand and make global presence by focusing on key core therapeutic areas of Immunology, Oncology, and Metabolic Diseases (specifically, diabetes and related metabolic diseases). For more information, please visit www.lgchem.com.

About AVEO Pharmaceuticals, Inc.

AVEO is a commercial stage, oncology-focused biopharmaceutical company committed to delivering medicines that provide a better life for patients with cancer. AVEO currently markets FOTIVDA® (tivozanib) in the U.S. for the treatment of adult patients with relapsed or refractory advanced renal cell carcinoma (RCC) following two or more prior systemic therapies. AVEO continues to develop FOTIVDA in immuno-oncology and other novel targeted combinations in RCC and other indications, and has other investigational programs in clinical development. AVEO is committed to creating an environment of diversity, equity and inclusion to diversify representation within the company.

Additional Information

This communication may be deemed solicitation material in respect of the proposed acquisition of AVEO by LG Chem. AVEO expects to file with the SEC a proxy statement and other relevant documents with respect to a special meeting of the stockholders of AVEO to approve the proposed merger. Investors of AVEO are urged to read the definitive proxy statement and other relevant materials carefully and in their entirety when they become available because they will contain important information about AVEO, LG Chem and the proposed merger. Investors may obtain a free copy of these materials (when they are available) and other documents filed by AVEO with the SEC at the SEC’s website at www.sec.gov, at AVEO’s website at www.aveooncology.com or by sending a written request to AVEO at 30 Winter Street, Boston, Massachusetts 02108. The information contained on, or accessible through, AVEO’s website is not incorporated by reference into this communication, and you should not consider any information contained in, or that can be accessed through, AVEO’s website as part of this communication or in deciding whether to support the approval of the proposed merger. AVEO has included its website in this communication solely as an inactive textual reference.

Participants in the Solicitation

AVEO and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from AVEO’s stockholders in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of AVEO’s stockholders in connection with the proposed merger will be set forth in AVEO’s definitive proxy statement for its special stockholders meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed merger will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed merger.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. These forward-looking statements generally include statements that are predictive in nature and depend on or refer to future events or conditions, and include words such as “expect,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “believe,” “seek,” “estimate,” “should,” “may,” “assume” and “continue” as well as variations of such words and similar expressions. By their nature, forward-looking statements involve risks and uncertainty because they relate to events and depend on circumstances that will occur in the future, and there are many factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements include, among other things, statements about the potential benefits of the proposed acquisition of AVEO by LG Chem (the “proposed transaction”); the prospective performance and outlook of AVEO’s business, performance and opportunities; any potential strategic benefits, synergies or opportunities expected as a result of the proposed transaction; the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; as well as any assumptions underlying any of the foregoing. These statements are not guarantees of future performance and they involve certain risks, uncertainties and assumptions that are difficult to predict. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by our forward-looking statements. There can be no guarantee that the proposed transaction will be completed, or that it will be completed as currently proposed, or at any particular time. Neither can there be any guarantee that AVEO will achieve any particular future financial results. In particular, our expectations could be affected by, among other things: the risk that the proposed transaction may not be completed in a timely manner or at all; the possibility that competing offers or acquisition proposals for AVEO will be made; the possibility that required regulatory, stockholder or other approvals or other conditions to the consummation of proposed transaction may not be satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect LG Chem or AVEO or the expected benefits of the proposed transaction); regulatory actions or delays or government regulation generally, including potential regulatory actions or delays relating to the completion of the potential transaction; the occurrence of any event, change or other circumstance that could give rise to the right of LG Chem or AVEO to terminate the definitive merger agreement governing the terms and conditions of the proposed transaction; effects of the announcement, pendency or consummation of the proposed transaction on AVEO’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; risks related to the diversion of management’s attention from ongoing business operations and opportunities; the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and other risks and factors referred to from time to time in AVEO’s filings with the Securities and Exchange Commission, including AVEO’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q, including those related to the uncertainties inherent in the research and development of new and existing healthcare products, including clinical and regulatory developments and additional analysis of existing clinical data; our ability to obtain or maintain proprietary intellectual property protection; safety, quality or manufacturing issues or delays; changes in expected or existing competition; and domestic and global trends toward health care cost containment, including government, payor and general public pricing and reimbursement pressures. The effects of the COVID-19 pandemic may give rise to risks that are currently unknown or amplify the risks associated with many of these factors. AVEO is providing the information in this communication as of this date and does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

Contacts

For LG Chem:

Media:

Son Junil / Kim Junam

lgchempr@lgchem.com

Liz Choi

Weber Shandwick

lgchempr@webershandwick.com

For AVEO:

Investors:

Hans Vitzthum

LifeSci Advisors

(617) 430-7578

hans@lifesciadvisors.com

Media:

Joseph Sala / Tanner Kaufman

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449